UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CalAmp Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of Special Meeting of Stockholders
This notice of Special Meeting of Stockholders and Proxy Statement for CalAmp Corp. (“CalAmp” or the “Company”) and the accompanying proxy card are being first mailed to our stockholders on or about [•], 2023.
Time and Date
10:00 a.m. Pacific Time, on January 25, 2024
Virtual Meeting Site
www.virtualshareholdermeeting.com/CAMP2024SM
Record Date
November 30, 2023
The Board of Directors (the “Board”) has fixed November 30, 2023, as the record date for determining stockholders entitled to receive notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting.
By Order of the Board of Directors

Richard M. Scott
Secretary
Irvine, California
[•], 2023
Items of Business
Items of Business:	Our Board of Directors Recommends You Vote:

• Proposal 1. To authorize the Board to amend our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split of our outstanding shares of common stock at a reverse stock split ratio in the range of 1-for-10 through 1-for-50 (the “Reverse Stock Split”).
FOR the Reverse Stock Split

• Proposal 2. Postponement or adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting (the “Adjournment Proposal”).
FOR the Adjournment Proposal

CalAmp Corp.
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, January 25, 2024
SPECIAL MEETING INFORMATION
General
The enclosed proxy is solicited by the Board of Directors (“Board”) of CalAmp Corp. (“CalAmp” or the “Company”) for a Special Meeting of Stockholders (the “Special Meeting”) to be held at 10:00 a.m., Pacific Time, on Thursday, January 25, 2024, and any postponement, continuation, or adjournment thereof. We will conduct a virtual online Special Meeting, so our stockholders can participate from any geographic location with Internet connectivity. We believe this is an important step to enhancing accessibility to our Special Meeting for all of our stockholders and reducing the carbon footprint of our activities. Stockholders may view a live webcast of the Special Meeting at www.virtualshareholdermeeting.com/CAMP2024SM and may submit questions during the Special Meeting. Our principal offices are located at 15635 Alton Parkway, Suite 250, Irvine, California 92618. This Proxy Statement is first being made available to our stockholders on or about [•], 2023.
Outstanding Securities and Quorum
Only holders of record of our common stock, par value $0.01 per share (“common stock”), at the close of business on November 30, 2023, the record date, will be entitled to notice of, and to vote at, the Special Meeting. On that date, we had [•] shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote for each item to be voted on at the Special Meeting. A quorum, which is a majority of our outstanding shares as of the Record Date, must be present in person or by proxy in order to hold the Special Meeting and to conduct business. Abstentions and broker non-votes will be included in determining the presence of a quorum for the Special Meeting.
Important Notice Regarding Internet Availability of Proxy Materials
The Proxy Statement and other proxy materials are available at www.proxyvote.com. At this website you will find a complete set of the following proxy materials: Notice of Special Meeting of Stockholders; Proxy Statement; and form proxy card. This site does not use “cookies” or other tracking software that identifies visitors accessing the web site.
You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting.

Proxy Voting
You are being asked to vote on two proposals:
•
Proposal 1: Authorizing the Board to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of our common stock at a reverse stock split ratio in the range of 1-for-10 through 1-for-50, with the exact ratio to be determined by our Board at a later date (the “Reverse Stock Split”); and

•
Proposal 2: Any postponement or adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve the Reverse Stock Split proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Pursuant to the Amended and Restated Bylaws of the Company, business transacted at a special meeting of stockholders is limited to the purposes stated in the notice of the meeting.
Shares that are properly voted via the Internet, mobile device, or by telephone or for which proxy cards are properly executed and returned will be voted at the Special Meeting in accordance with the directions given.
If you are a stockholder of record and submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the proxy holder will vote your shares in accordance with the Board’s recommendations as follows:
“FOR” the Reverse Stock Split; and
“FOR” the Adjournment Proposal.
We encourage you to cast your vote! You may vote by one of the following methods:

VOTE BY INTERNET Prior to the meeting please visit http://www.proxyvote.com During the meeting please visit www.virtualshareholdermeeting.com/ CAMP2024SM	VOTE BY MAIL Return your proxy card to Vote Processing, c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	VOTE BY TELEPHONE Dial +1 800-690-6903
When you submit your vote via proxy over the Internet or by telephone, your vote is recorded immediately. To vote by either of these methods, read this Proxy Statement, have your proxy card, or voting instruction form in hand, which contain your control number, and follow the instructions for your preferred method of voting. We encourage you to submit your proxies using these methods whenever possible. Each of these voting methods is available 24 hours per day, seven days per week. The Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on January 24, 2024. If you submit a proxy via the Internet or by telephone, please do not return your proxy card by mail, unless you want to change your prior vote.
The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a stockholder on the records of American Stock Transfer & Trust Company, LLC, our stock transfer agent, you may vote by proxy, meaning you authorize individuals named in the proxy card to vote your shares. You may provide this authorization by voting via the Internet, by telephone, or (if you have received paper copies of our proxy materials) by completing and returning a proxy card. You also may participate in and vote during the Special Meeting. If you own common stock of record and you do not submit your proxy or vote at the Special Meeting, your shares will not be voted.
If you own shares in street name, meaning that your shares are held by a bank, brokerage firm, or other nominee, then the bank, brokerage firm or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and instead the bank, brokerage firm, or other nominee sends a voting instruction form to the beneficial owner. Generally this form enables you to provide your voting instructions to the brokerage firm, bank or other nominee via the Internet, by telephone, or by returning the voting instruction form. You also may participate in and vote during the Special Meeting through the virtual portal.
If you own common stock in street name and do not either provide voting instructions or vote during the Special Meeting, the institution that holds your shares has discretionary authority to vote your shares on proposals that are considered routine. A “broker non-vote” occurs when a brokerage firm, bank or other nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. We understand that the proposal to authorize the Board to amend the Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Adjournment Proposal will be considered “routine” by the New York Stock Exchange (the “NYSE”), which regulates uninstructed voting by brokers, and, accordingly, we believe that your broker may vote your shares on such proposals without instructions from you. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of the NYSE. So it is very important that you instruct your broker or bank how to vote your shares.
Voting Standards
•
Proposal 1—Authorization of the Reverse Stock Split. To authorize the Board to amend the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split, the affirmative vote of a majority in voting power of the shares of common stock present (in person or by proxy) at the Special Meeting and entitled to vote on this proposal is required. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal. We understand that the proposal to authorize the Reverse Stock Split will be considered “routine” by the NYSE and, accordingly, broker non-votes are not expected on this proposal.

•
Proposal 2—Authorization of the Adjournment Proposal. To authorize any postponement or adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve the Reverse Stock Split at the time of the Special Meeting, the affirmative vote of a majority in voting power of the shares of common stock present (in person or by proxy) at the Special Meeting and entitled to vote on this proposal is required. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal. We understand that the Adjournment Proposal will be considered “routine” by the NYSE and, accordingly, broker non-votes are not expected on this proposal.

Revocation
You may revoke a previously submitted proxy at any time before it is voted at the Special Meeting. If you submit a later-dated proxy, your previously submitted proxy will be revoked and your last vote counts.
If you are a stockholder of record, in order to revoke a proxy, you must do one of the following prior to the taking of the vote at the Special Meeting:
•	Provide written notice of revocation to CalAmp Corp., c/o Corporate Secretary, 15635 Alton Parkway, Suite 250, Irvine, California 92618;
•	Deliver a valid proxy bearing a later date or submit a new later dated proxy by telephone or over the Internet; or
•	Vote while attending the virtual Special Meeting by webcast. Attending the Special Meeting alone will not revoke your proxy.
A beneficial owner holding their shares in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by participating in and voting during the Special Meeting.
All shares that have been properly voted by proxy without timely revocation will be voted at the Special Meeting.

Participating in the Special Meeting
The Special Meeting will be accessible only through the Internet. We are conducting a virtual online Special Meeting so our stockholders can participate from any geographic location with Internet connectivity. We believe this is an important step to enhancing accessibility to our Special Meeting for all of our stockholders and enhancing our ESG efforts by reducing the carbon footprint of our activities. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings, while providing an online experience available to all stockholders regardless of their location. The accompanying proxy materials include instructions on how to participate in the meeting and how you may vote your shares.
You are entitled to participate in the Special Meeting if you were a stockholder as of the close of business on November 30, 2023, the record date, or hold a valid proxy for the meeting. To participate in the Special Meeting, including to vote during the meeting, you must access the meeting website at www.virtualshareholdermeeting.com/CAMP2024SM and enter the control number found on the Notice of Internet Availability of Proxy Materials or on the proxy card or voting instruction form provided to you.
Regardless of whether you plan to participate in the Special Meeting, it is important that your shares be represented and voted at the Special Meeting. Accordingly, we encourage you to log on to www.proxyvote.com and vote in advance of the Special Meeting.
Stockholders may submit relevant questions for the Special Meeting through www.virtualshareholdermeeting.com/CAMP2024SM. We will respond to questions during the Special Meeting as time permits, provided that they are relevant and applicable to the Special Meeting. Additional information regarding the rules and procedures for participating in the Special Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website or during the ten days prior to the meeting at www.proxyvote.com.
Your vote is very important. Regardless of whether you plan to virtually attend the Special Meeting or not, we recommend that you vote as soon as possible. You may vote your shares over the Internet or via the toll-free telephone number above. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the Special Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Stockholders of record and beneficial owners will be able to vote their shares electronically at the Special Meeting. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers about the Special Meeting and Voting beginning on page [18] of the Proxy Statement.
The Special Meeting will begin promptly at 10:00 a.m., Pacific Time, on Thursday, January 25, 2024. Online check-in will begin at 9:45 a.m., Pacific Time, and you should allow approximately 5 minutes for the online check-in procedures.
Technical Assistance
Beginning a few minutes before and during the virtual Special Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.

PROPOSAL 1—REVERSE STOCK SPLIT PROPOSAL
General
CalAmp is asking stockholders to authorize our Board to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock, at a reverse stock split ratio in the range of 1-for-10 through 1-for-50, with the exact ratio to be determined by our Board at a later date (the “Reverse Stock Split”). Our Board has approved seeking stockholder authorization for the Board to effect the proposed amendment and recommends that our stockholders adopt and approve the proposal. The following description of the proposed amendment is a summary and is subject to the full text of the proposed amendment, which is attached to this Proxy Statement as Exhibit A.
If stockholders approve this proposal, the Board will cause the Certificate of Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split only if the Board determines that the Reverse Stock Split would be in the best interests of CalAmp and its stockholders at that time. The Reverse Stock Split could become effective as soon as the business day immediately following the Special Meeting. The Board also may determine in its discretion not to effect the Reverse Stock Split and not to file the Certificate of Amendment. If the Reverse Stock Split is approved at the Special Meeting, no further action on the part of stockholders will be required for the Board to either implement or abandon the Reverse Stock Split.
The proposed amendment, if effected, will effect a Reverse Stock Split of the outstanding shares of CalAmp’s common stock at a reverse stock split ratio in the range of 1-for-10 through 1-for-50 (the “Ratio Range”), as determined by our Board at a later date. As of the Record Date, [•] shares of our common stock were issued and outstanding. Based on such number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving effect to rounding for fractional shares), we will have, depending on the reverse stock split ratio selected by our Board, issued and outstanding shares of common stock as illustrated in the table under the caption “—Effects of the Reverse Stock Split—Effect on Shares of Common Stock.” All holders of CalAmp’s common stock will be affected proportionately by the Reverse Stock Split.
We will not issue any fractional shares as a result of the Reverse Stock Split and in lieu thereof any stockholders that would otherwise be entitled to receive a fractional share will be entitled to have their post-Reverse Stock Split share amount rounded up to the nearest whole share (which we describe below). Each stockholder will hold the same percentage of common stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split other than the nominal effect of the treatment of fractional shares. The par value of our common stock will continue to be $0.01 per share (see “—Effects of the Reverse Stock Split—Reduction in Stated Capital”).
Reasons for the Reverse Stock Split
Our Board has determined that it is in the best interests of CalAmp and its stockholders to combine our shares of common stock within the Ratio Range in order to increase the per share trading price of our common stock. Our common stock is publicly traded and listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “CAMP.”
On August 22, 2023, we received a written notice (the “Nasdaq Notice”) from Nasdaq notifying us that, for the prior 30 consecutive business days, the bid price for our common stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on Nasdaq pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). The Nasdaq Notice had no immediate effect on the listing of our common stock, which continues to trade on Nasdaq.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), CalAmp has a period of 180 calendar days, or until February 20, 2024, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of CalAmp’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days as required under Nasdaq Listing Rule 5810(c)(3)(A) (unless the Nasdaq staff exercises its discretion to extend this 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H)) during the 180-day period prior to February 20, 2024.
If CalAmp does not regain compliance by February 20, 2024, CalAmp may be eligible for an additional 180-calendar day compliance period if it elects (and meets the listing standards) to transfer to The Nasdaq Capital Market to take advantage of the additional compliance period offered on that market. To qualify, CalAmp would be required, among other things, to meet the continued listing requirement for market value of publicly held shares as well as all other standards for initial listing on The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the bid price deficiency during the second compliance period. However, as discussed below under “—Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split—Failure to Authorize the Reverse Stock Split may result in a default under the indenture governing our Convertible Senior Notes,” the indenture governing the $230 million in principal amount of our outstanding convertible notes due August 2025 treats a transfer of listing to The Nasdaq Capital Market as an event of default, which may limit our ability to effect such a transfer.
If CalAmp fails to regain compliance during the compliance period (including a second compliance period provided by a transfer to The Nasdaq Capital Market, if applicable), then Nasdaq will notify CalAmp of its determination to delist CalAmp’s common stock, at which point CalAmp may appeal Nasdaq’s delisting determination to a Nasdaq hearing panel. Accordingly, CalAmp believes that effecting the Reverse Stock Split will be in CalAmp’s and our stockholders’ best interests.
Additionally, CalAmp believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The closing sale price of our common stock on [•], 2023, was $[•] per share. CalAmp believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our common stock.
We believe that maintaining our listing on Nasdaq will provide us with a market for the common stock that is more accessible than if our common stock were traded on the markets maintained by the OTC Markets Group, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, Nasdaq. Among other factors, trading on Nasdaq increases liquidity and may potentially minimize the spread between the “bid” and “asked” prices quoted by Market Makers (as defined in Nasdaq Rule 5005). We believe that prospective investors will view an investment in us more favorably if our common stock qualifies for listing on Nasdaq as compared with the OTC markets.
Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the per share trading price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the per share trading price of our common stock will increase following the Reverse Stock Split or that the per share trading price of our common stock will not decrease in the future.
The purpose of seeking stockholder approval of exchange ratios within the Ratio Range (rather than a fixed exchange ratio) is to provide CalAmp and the Board with the flexibility to achieve the desired results of the Reverse

Stock Split. If our stockholders approve this proposal, then the Board, in its sole discretion, would effect the Reverse Stock Split only upon the determination by the Board that a reverse split would be in the best interests of CalAmp and our stockholders at that time. See “—Criteria to Be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board were to effect the Reverse Stock Split, then the Board would set the timing for such a split and select the specific ratio within the Ratio Range (the “Final Ratio”). No further action on the part of stockholders would be required for the Board to either implement or abandon the Reverse Stock Split. If our stockholders approve the proposal, and the Board determines to effect the Reverse Stock Split, we would communicate to the public, prior to the Effective Time (as defined below), additional details regarding the Reverse Stock Split, including the Final Ratio selected by the Board. If the Board does not implement the Reverse Stock Split within 12 months from the Special Meeting, then the authority granted in this proposal to implement the Reverse Stock Split will automatically terminate. If the Board elects not to implement the Reverse Stock Split within this time, stockholder approval would again be required prior to implementing any subsequent reverse stock split. The Board reserves its right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split at any time prior to the filing of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.
Criteria to Be Used for Determining Whether to Implement the Reverse Stock Split:
In determining whether to implement the Reverse Stock Split and which reverse stock split ratio to implement, if any, following receipt of stockholder approval authorizing the Board to amend our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split, our Board may consider, among other things, various factors, such as:
a.	the historical trading price and trading volume of our common stock;
b.	Nasdaq continued listing standards requirements;
c.	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term; and
d.	prevailing general market and economic conditions.
Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split
We cannot assure you that the proposed Reverse Stock Split will increase our stock price.
We expect that the Reverse Stock Split will increase the per share trading price of our common stock. However, the effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure stockholders that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than might occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.
The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.
The Reverse Stock Split may lead to a decrease in our overall market capitalization.
The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the Final Ratio, or following such increase does not maintain or exceed that price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the Reverse Stock Split.
Failure to authorize the Reverse Stock Split may result in a default under the indenture governing our $230 million of outstanding convertible notes.
On July 20, 2018, we issued $230.0 million in aggregate principal amount of convertible senior unsecured notes due August 2025 pursuant to an indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee. Pursuant to the indenture, unless otherwise waived, it is an event of default if our common stock ceases to be listed on either The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors). If the Reverse Stock Split is not approved by our stockholders and implemented by the Board, the Company may not be able to remain listed on The Nasdaq Global Market or The Nasdaq Global Select Market, and we would be at risk of defaulting under the indenture governing our convertible notes.
Effective Time
The effective time of the Reverse Stock Split (the “Effective Time”), if approved by our stockholders and implemented by the Board, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. The Effective Time could occur as soon as the business day immediately following the Special Meeting. However, the exact timing of the filing of the Certificate of Amendment will be determined by our Board based on its evaluation as to when such action will be the most advantageous to CalAmp and our stockholders.
Notwithstanding stockholder approval, and without further action by the stockholders, the Board, in its sole discretion, may at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, delay or abandon the Reverse Stock Split. If the Board does not implement the Reverse Stock Split within 12 months from the Special Meeting, then the authority granted in this proposal to implement the Reverse Stock Split will automatically terminate. If the Board elects not to implement the Reverse Stock Split within this time, stockholder approval would again be required prior to implementing any subsequent reverse stock split.
Fractional Shares
We will not issue fractional shares of common stock in connection with the Reverse Stock Split. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of common stock they hold of record before the Reverse Stock Split is not evenly divisible by the Reverse Stock Split ratio that number of shares of common stock as rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares.

Effects of the Reverse Stock Split
General
After the Effective Time of the Reverse Stock Split, if implemented by the Board, each stockholder will own a reduced number of shares of common stock. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our common stock based on the Final Ratio selected by our Board.
The Reverse Stock Split would be effected simultaneously for all shares of our common stock, and the Final Ratio would be the same for all shares of our common stock. The Reverse Stock Split would affect all of the holders of our common stock uniformly and would not affect any stockholder’s percentage ownership interests in CalAmp, voting rights or other rights in each case, other than as a result of the treatment of fractional shares as described herein. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (other than the nominal effect of the treatment of fractional shares) of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split. If approved and implemented, the Reverse Stock Split may result in additional stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. CalAmp believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.
Effect on Shares of Common Stock
The following table, which is provided for illustrative purposes only, contains approximate information, based on share information as of November 30, 2023, relating to our outstanding common stock based on hypothetical reverse stock split ratios within the Ratio Range assuming that the proposal is approved and the Reverse Stock Split is implemented:
Common Stock	Number of Shares Issued and Outstanding	Number of Shares Reserved for Future Issuance	Number of Shares Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	[•]	[•]	[•]
Post-Reverse Stock Split (1:10)	[•]	[•]	[•]
Post-Reverse Stock Split (1:30)	[•]	[•]	[•]
Post-Reverse Stock Split (1:50)	[•]	[•]	[•]
After the Effective Time of the Reverse Stock Split, if implemented by the Board, our common stock will have a new CUSIP number, a number used to identify our common stock.
Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on Nasdaq. Following the Reverse Stock Split, our common stock will continue to be listed on Nasdaq under the symbol “CAMP,” although it will be considered a new listing with a new CUSIP number.
Effect on Par Value
The proposed amendment to our Amended and Restated Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.01 per share.

Reduction in Stated Capital
As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split; the reduction will be subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.
Effect on Preferred Stock
Pursuant to our existing Amended and Restated Certificate of Incorporation, our authorized stock includes 3,000,000 shares of Preferred Stock, $0.01 par value per share. The proposed amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split will not impact the total authorized number of shares of Preferred Stock or the par value of the Preferred Stock.
Effect on CalAmp’s Equity Plans
As of November 30, 2023, we had (i) [•] shares of our common stock subject to stock options and [•] shares of our common stock subject to unvested restricted stock units outstanding under our 2004 Incentive Stock Plan, (ii) [•] shares of our common stock subject to unvested restricted stock units outstanding under our 2023 Employment Inducement Incentive Award Plan and (iii) [•] shares of our common stock subject to outstanding options under our 2018 Amended and Restated Employee Stock Purchase Plan (together, the “Equity Plans”). The Board and the Human Capital Committee of our Board, as appointed by our Board, have the discretion and authority in the event of a reverse stock split to determine the appropriate adjustment to the awards granted and outstanding, the number of shares reserved for issuance under the Equity Plans, and any applicable exercise prices. Accordingly, if the Reverse Stock Split is effected, the number of shares of our common stock available for issuance under the Equity Plans, as well as the number of shares of our common stock subject to any outstanding award under the Equity Plans, and the exercise price, grant price or purchase price relating to any such award, as applicable, under the Equity Plans are expected to be proportionately adjusted by our Board or Human Capital Committee to reflect the Reverse Stock Split. Our Board or Human Capital Committee will also determine what treatment is appropriate in respect of any outstanding awards’ performance-based vesting conditions in order to reflect the Reverse Stock Split and the treatment of fractional shares subject to stock options and other outstanding awards under the Equity Plans. In addition, pursuant to the authority provided under the Equity Plans, the Board or Human Capital Committee is expected to authorize CalAmp to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to the Equity Plans.
Specifically, it is expected that, among other things, the number of shares of our common stock subject to awards under the Equity Plans will be adjusted in each case to equal the product of the number of shares of our common stock subject to the applicable award immediately prior to the Reverse Stock Split multiplied by the Final Ratio (rounded to the nearest whole share (in the case of stock options, down to the nearest whole share)), and the exercise price of any stock option will be adjusted to equal the quotient of the number of shares of our common stock subject to the applicable stock option immediately prior to the Reverse Stock Split divided by the Final Ratio (rounded up to the nearest whole cent).
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Shares Held in Book-Entry and Through a Broker, Bank, or Other Holder of Record
If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock that you hold.
At the Effective Time, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank, or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split.
If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.
Shares Held in Certificated Form
If you hold any of your shares of our common stock in certificated form (the “Old Certificate(s)”), you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can deliver your Old Certificate(s) so that you are in a position to transfer or trade your post-Reverse Stock Split shares of our common stock which will be in a book-entry form, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after your delivery of a letter of transmittal indicating the number of shares of our common stock you hold. Until surrendered as contemplated herein, a stockholder’s Old Certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of our common stock resulting from the Reverse Stock Split.
No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to receive the number of shares rounded up to the next whole number.
YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.
Vote Required
Under Delaware law, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, assuming that a quorum is present at the Special Meeting, the affirmative vote of a majority in voting power of the shares of common stock present (in person or by proxy) at the Special Meeting and entitled to vote on this proposal is required. Each outstanding share of common stock is entitled to one vote. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal. We understand that the proposal to authorize the Reverse Stock Split will be considered “routine” by the NYSE and, accordingly, broker non-votes are not expected on this proposal.
The Board of Directors recommends a vote “FOR” the Reverse Stock Split Proposal.

No Appraisal Rights
Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the Reverse Stock Split described in this proposal, and we will not independently provide our stockholders with any such rights.
Interest of Certain Persons in Matters to Be Acted Upon
No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.
Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a general summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of our common stock that hold their common stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. Changes in these authorities, and the interpretation thereof, may result in U.S. federal income tax consequences that differ from those discussed below. We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS would not challenge any of the consequences summarized below, or that a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any non-U.S. tax consequences, any estate or gift tax consequences, or the Medicare tax on net investment income.
This discussion applies only to holders of our common stock that are U.S. Holders (as defined below) and does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to U.S. Holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes) and their partners or members; (vii) traders in securities that elect to use a mark-to-market method of accounting; (viii) holders whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; (xi) retirement plans; (xii) holders who own more than five percent (5%) of our common stock; or (xiii) certain former citizens or long-term residents of the United States.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a U.S. Holder that is a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding our common stock and partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.
For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.
The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a “recapitalization” for U.S. federal income tax purposes, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered pursuant to the Reverse Stock Split, and such U.S. Holder’s holding period in the shares of our common stock received pursuant to the Reverse Stock Split should include the holding period in the shares of our common stock surrendered pursuant to the Reverse Stock Split. Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period in such shares.
THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. IT DOES NOT CONSTITUTE TAX ADVICE. EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT HIS, HER, OR ITS OWN TAX ADVISOR REGARDING HIS, HER, OR ITS PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

PROPOSAL 2— ADJOURNMENT PROPOSAL
CalAmp is asking its stockholders to approve the postponement or adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve the Reverse Stock Split proposal at the time of the Special Meeting.
Vote Required; Recommendation of the Board
The affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Special Meeting is required to approve the Adjournment Proposal. Each outstanding share of common stock is entitled to one vote. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal. We understand that this Adjournment Proposal will be considered “routine” by the NYSE and, accordingly, broker non-votes are not expected on this proposal.
The Board of Directors recommends a vote “FOR” the Adjournment Proposal.

OWNERSHIP OF SECURITIES
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of our common stock as of November 30, 2023 by (i) each person or entity known by us to own beneficially more than 5% of our common stock, (ii) each director of the Company, (iii) each named executive officer of the Company identified in the Company’s proxy statement for the 2023 Annual Meeting of stockholders and (iv) all directors and executive officers of the Company as a group. We know of no agreements among our stockholders that relate to voting or investment power over our common stock. There were [•] outstanding shares of our common stock on November 30, 2023. The ownership below does not include RSUs deferred by our directors under the Director Deferred Compensation Plan.
Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Ownership Percentage (3)
5% or Greater Beneficial Owners
Wesley Cummins	3,446,972(4)	[•]%
AIGH Capital Management, LLC	2,327,942(5)	[•]%

Directors and Named Executive Officers
Scott Arnold, Director	—	—
Jason Cohenour, Interim Chief Executive Officer and Director	72,161	*
Henry Maier, Director	43,984	*
Roxanne Oulman, Director	—	—
Jorge Titinger, Director	6,364	*
Kirsten Wolberg, Director	—	—
Jikun Kim, SVP and Chief Financial Officer	265,008	*
Anand Rau, former SVP and Chief Technology Officer	128,250(6)	*
Richard Scott, outgoing Chief Legal Officer	94,453	*
Kurtis Binder, former Executive Vice President and Chief Financial Officer	175,525(7)	*
Xiaolian (Cindy) Zhang, former Interim Chief Financial Officer	52,715	*
Brennen Carson, former SVP and Chief Revenue Officer	14,730(8)	*
All current directors and executive officers as a group (8 persons)	481,970	[•]%
*Less than 1.0% ownership
(1)	The address of each named executive officer and director is CalAmp Corp., c/o Corporate Secretary, 15635 Alton Parkway, Suite 250, Irvine, California 92618.

(2)
Amounts include shares issuable upon the vesting of restricted stock units (RSUs) within 60 days of November 30, 2023, as follows: (a) for Mr. Scott, shares beneficially owned includes 43,942 RSUs; (b) for Ms. Zhang, shares beneficially owned includes 3,307 RSUs; and (c) for all current directors and executive officers as a group, shares beneficially owned includes 43,942 RSUs. Amounts also include the following shares of restricted stock: (i) 9,090 shares of restricted stock held by Mr. Maier; (ii) 265,008 shares of restricted stock held by Mr. Kim; (iii) 21,483 shares of restricted stock held by Mr. Scott; and (iv) 295,581 shares of restricted stock held by directors and executive officers as a group.

(3)
For the purposes of determining the percentage of outstanding common stock, shares which the individuals shown have the right to acquire upon vesting of RSUs, where the shares are issuable as of November 30, 2023, or within 60 days thereafter are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

(4)
Based in part on a Schedule 13D/A filed with the SEC on October 18, 2022 by (i) B. Riley Asset Management, LLC, (“BRAM”), with respect to the shares held by certain funds and accounts to which it acts an investment manager; and (ii) Wes Cummins, our former director and the President of BRAM. Mr. Cummins and BRAM have shared voting and dispositive power over 3,424,059 shares held by such funds and accounts. Also includes 22,913 shares beneficially owned by Mr. Cummins. The address of each of BRAM and Mr. Cummins is 3811 Turtle Creek Boulevard, Suite 2100, Dallas, Texas 75219.

(5)
Shares owned are as of December 31, 2022 according to a Schedule 13G/A filed with the SEC on February 15, 2023 by AIGH Capital Management, LLC, AIGH Investment Partners, L.L.C., and Orin Hirschman (collectively, “AIGH”). The Schedule 13G/A indicates that AIGH has sole dispositive power as to all 2,327,942 shares and sole voting power as to all 2,327,942 shares. AIGH’s address is 6006 Berkely Avenue, Baltimore, Maryland 21029.

(6)	Represents stock ownership as of Mr.Rau’s last day of employment of March 24, 2023.
(7)	Represents stock ownership as of Mr. Binder’s last day of employment of September 23, 2022.
(8)	Represents stock ownership as of Mr. Carson’s last day of employment of September 29, 2023.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING
What is a proxy?
A proxy is your legal designation of another person to vote the shares of CalAmp stock that you own. The person you designate is your “proxy,” and you give your proxy authority to vote your shares by submitting the enclosed proxy card or voting by telephone or over the Internet. We have designated Jason Cohenour and Henry Maier to serve as proxies for the Special Meeting.
Why am I receiving these proxy materials?
Our Board is providing these proxy materials to you in connection with the solicitation of proxies for use at a Special Meeting to be held virtually over the Internet via live audio webcast on Thursday, January 25, 2024, at www.virtualshareholdermeeting.com/CAMP2024SM at 10:00 a.m., Pacific Time, and at any adjournment, continuation or postponement thereof, for the purpose of considering and acting upon the matters set forth herein.
We intend to post this Proxy Statement and accompanying proxy card on the Internet at https://investor.calamp.com, and mail the Notice of Internet Availability of Proxy Materials, on or about [•], 2023. We will mail printed copies of the proxy materials to stockholders who request them.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full paper copy of this Proxy Statement and Notice of Special Meeting to Stockholders?
We are acting under an SEC rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send its stockholders a notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Notice. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice.
How do I vote? (Voting Procedures)
Your vote is very important. Even if you plan to attend the virtual Special Meeting, we recommend that you submit your vote prior to the Special Meeting, so that your vote will be counted if you later decide not to attend the Special Meeting. You may vote your shares by one of several means, as described below:

VOTE BY INTERNET Prior to the meeting please visit http://www.proxyvote.com	VOTE BY MAIL Return your proxy card to Vote Processing, c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	VOTE BY TELEPHONE Dial +1 800-690-6903

When and how will the Special Meeting be held?
The Special Meeting will be held virtually over the Internet via live audio webcast on Thursday, January 25, 2024, at www.virtualshareholdermeeting.com/CAMP2024SM at 10:00 a.m., Pacific Time.
Who is entitled to vote at the Special Meeting?
Holders of our common stock at the close of business on the Record Date of November 30, 2023 will be entitled to notice of and to vote at the Special Meeting or any adjournment, continuation, or postponement thereof.
What are the Board’s recommendations on the two proposals to be voted on at the Special Meeting?
The Board recommends a vote:
•	FOR the Reverse Stock Split identified in Proposal 1; and
•	FOR the Adjournment Proposal identified in Proposal 2.
How many votes do I have?
You will have one vote for each share of our common stock that you owned at the close of business on the Record Date, held directly in your name as the stockholder of record or held for you as the beneficial owner through a broker or bank.
How many votes can be cast by all stockholders?
We had [•] shares of our common stock outstanding and entitled to vote on the Record Date.
How many votes must be present to hold the Special Meeting, i.e., what constitutes a quorum?
A quorum, which is a majority of our outstanding shares as of the Record Date, must be present in person or by proxy in order to hold the Special Meeting and to conduct business. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum. Your shares will be counted as being present at the meeting if you attend the Special Meeting or if you properly submit your proxy via the Internet, by telephone or by proxy card.
If a quorum is not present at the Special Meeting, the Special Meeting may be adjourned. The time and place of any adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given, unless the adjournment is for more than 30 days, or if after the adjournment a new record date is set for the adjourned meeting.
What is the effect if I do not return my proxy (by mail, over the Internet or by phone)?
Stockholders of Record – If you are a stockholder of record and you do not return your proxy (by mail, over the Internet or by phone), no votes will be cast on your behalf on any of the items of business at the Special Meeting. It is critical that you return your proxy (by mail, over the Internet or by phone) if you want your vote to count.
Beneficial Owner – If you own common stock in street name and do not either provide voting instructions or vote during the Special Meeting, the institution that holds your shares has discretionary authority to vote your shares on proposals that are considered routine. A “broker non-vote” occurs when a brokerage firm, bank or other nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. We understand the proposal to authorize the Board to amend the Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Adjournment Proposal will be considered “routine” by the NYSE and, accordingly, we believe that your broker may vote your shares on such proposals without instructions from you. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of the NYSE. So it is very important that you instruct your broker or bank how to vote your shares.
Regardless of how you hold your shares, please return your proxy or vote via the Internet or phone, or instruct your broker how to vote – your vote matters! If you wish to vote by mail please ensure you use the proxy card provided with the Proxy Statement.
Is there a list of stockholders entitled to vote at the Special Meeting?
The names of stockholders of record entitled to vote at the Special Meeting will be available for review by any stockholder for any purpose related to the Special Meeting for 10 days prior to the meeting at our principal executive offices at 15635 Alton Parkway, Suite 250, Irvine, California 92618. If you wish to review the list of stockholders prior to the Special Meeting, please contact our Corporate Secretary to make arrangements. Our telephone number is (949) 600-5600.
Will stockholders be entitled to cumulative voting?
No, stockholders may not use cumulative voting because our current Amended and Restated Certificate of Incorporation does not provide for this.
What happens if additional matters are presented at the Special Meeting?
Pursuant to the Amended and Restated Bylaws of the Company, business transacted at a special meeting of stockholders is limited to the purposes stated in the notice of the meeting. Our Board is not aware of any matter to be presented for action at the Special Meeting other than the matters referred to above and does not intend to bring any other matters before the Special Meeting.
Who will pay for the cost of this proxy solicitation?
We will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. We may also reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses associated with forwarding these proxy materials to you. Proxies may also be solicited by certain of our directors, officers and other employees, without additional compensation, personally or by other means.
Who will tabulate the votes?
Broadridge Financial Solutions will tabulate the proxies and will provide us with the preliminary results of the voting on the day of the Special Meeting.
Where can I view CalAmp’s corporate documents and SEC filings?
Our website contains our Code of Business Conduct and Ethics (the “Code of Business Conduct”), charters of our Board committees and SEC filings, including Section 16 filings by our officers and directors. To view these materials, go to www.calamp.com . For the Code of Business Conduct and charters, from the home page click on the “Company” tab, then click on “Corporate Governance.” For SEC filings, from the home page click on the “Company” tab, then the “Investor Relations” tab, and then the “SEC Filings” tab.
How do I find out the voting results?
We have engaged Broadridge Financial Solutions to serve as the vote tabulator for our Special Meeting. Preliminary voting results will be announced at the Special Meeting, and final voting results will be published in a Current Report on Form 8-K, which we will file with the SEC within four business days of our Special Meeting.

What if I have questions about lost stock certificates or I need to change my mailing address?
Stockholders of record may contact our transfer agent, American Stock Transfer, by calling (718) 921-8288 or by writing to American Stock Transfer, attention Paula Caroppoli, 6201 15th Avenue, Brooklyn, New York 11219, or visit their website at www.astfinancial.com to obtain more information about these matters. Beneficial owners who hold their shares in street name should contact their broker, bank or other nominee who holds their shares.
What if I have questions about the proxy statement?
If you require assistance or have any questions regarding the proxy statement, please email IR@calamp.com.
Forward Looking Statements
Please note that this Proxy Statement and the accompanying materials contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and CalAmp’s future results of operations, financial position, business strategy and future plans. Forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “can,” “could,” “should,” “would,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “guidance,” “objective,” “plan,” “seek,” “grow,” “target,” “if,” “continue,” or the negative of these words or other similar terms or expressions that concern CalAmp’s expectations, strategy, priorities, plans or intentions. These statements are subject to known and unknown risks, uncertainties and other factors that may cause CalAmp’s actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this Proxy Statement and the accompanying materials. Additional information concerning these and other risk factors is contained in CalAmp’s latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2023, including the Risk Factors section therein, in CalAmp’s Quarterly Report on Form 10-Q filed with the SEC on October 10, 2023, including the Risk Factors section therein, and in its other filings with the SEC. The forward-looking statements included in this Proxy Statement and the accompanying materials are made as of the date hereof. Except as required by law, CalAmp undertakes no obligation to update any of these forward-looking statements after the date of this Proxy Statement or to conform these statements to actual results or revised expectations.
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of our stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2024 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than February 15, 2024 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
Our Amended and Restated Bylaws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement but that a stockholder instead wishes to present directly at an annual meeting. Under our Amended and Restated Bylaws, notice of such nomination or stockholder proposal for the 2024 annual meeting of stockholders must be delivered to the Corporate Secretary at the above address not earlier than the close of business (as defined in the Amended and Restated Bylaws) on March 28, 2024, and not later than the close of business on April 27, 2024. If the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary of our annual meeting for the prior year, then the notice of a nomination or stockholder proposal must be delivered no earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day after we first make a public announcement of the meeting date.

All nominations and stockholder proposals submitted under our Amended and Restated Bylaws must comply with the requirements of the Amended and Restated Bylaws. If any proposed business or nomination is not properly made in compliance with our Amended and Restated Bylaws, the presiding officer of the annual meeting may declare that such business shall not be transacted or that the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.
In addition, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must also comply with the additional requirements of Rule 14a-19(b). Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which has been reserved for the exclusive use by the Board under our Amended and Restated Bylaws. We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2024 annual meeting of stockholders.
PROXY AUTHORIZATION
The interest and cooperation of all stockholders in the affairs of CalAmp are considered to be of the greatest importance by our management team. Whether or not you plan to attend the Special Meeting, it is requested that, whether your share holdings are large or small, you promptly authorize a proxy to vote your shares via the Internet, by telephone or by mail.

Exhibit A
SECOND CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CALAMP CORP.
CalAmp Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
1.
This Certificate of Amendment amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, as amended and filed with the Secretary of State of the State of Delaware (the “Amended and Restated Certificate of Incorporation”).

2.
Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each [•] shares of the Corporation’s Common Stock, $0.01 par value per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).

3.
No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive the number of shares rounded up to the next whole number.

4.	This Certificate of Amendment shall become effective as of [•], at [•] [a.m./p.m.].
5.	This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL.
IN WITNESS WHEREOF, the Corporation has caused this Second Certificate of Amendment to be duly executed in its corporate name as of the [•] day of [•], [•].
CalAmp Corp.
A Delaware corporation
By:
Name: Title:
A-1

Cal/Amp®

CALAMP CORP.
15635 ALTON PARKWAY, SUITE 250
IRVINE, CA 92618

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VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 24, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CAMP2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 24, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V26436-S77009

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CALAMP CORP.

The Board of Directors recommends you vote FOR proposals 1 and 2.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the CalAmp Corp. Special Meeting of Stockholders:
The Notice and Proxy Statement is available at www.proxyvote.com.

V26437-S77009

CALAMP CORP.
Special Meeting of Stockholders
January 25, 2024 10:00 A.M. Pacific Time

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 25, 2024.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALAMP CORP.

The undersigned stockholder of CalAmp Corp. (the "Company") hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement for the Special Meeting of Stockholders, and hereby appoints Henry Maier and Jason Cohenour, and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, and to vote in their discretion with respect to such other matters (including matters incident to the conduct of the meeting) as may properly come before the meeting, all the shares of Common Stock of the Company held of record by the undersigned on November 30, 2023 at the Special Meeting of Stockholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/CAMP2024SM on January 25, 2024 and at any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side